POWER OF ATTORNEY

I, DONALD L. CORRELL, do hereby constitute and appoint RICHARD REICH, TEJAL K. MEHTA and MELISSA ABRAHAM, as my true and lawful attorneys-in-fact, any of whom acting individually is hereby authorized, for me and in my name and on my behalf as a director, officer and/or shareholder of NEW JERSEY RESOURCES CORPORATION (the "Company"), to:

(i) prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID application, including any necessary amendments thereto, and any other documents necessary or appropriate to obtain or update codes and passwords enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC in respect thereof;

(ii) prepare, execute and file any and all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable me to comply with Section 16 of the Exchange Act or any rule or regulation of the SEC in respect thereof (collectively, "Section 16");

(iii) execute for and on behalf of the undersigned any Form 144 pursuant to Rule 144 promulgated under the Exchange Act ("Rule 144"), for the sale of the shares of Common Stock; and

(iv) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof. I acknowledge that the foregoing attorneys-in-fact, serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 or Rule 144.

This Power of Attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section 16, whichever occurs first.

WITNESS the execution hereof this 13th day of September, 2022.

[signature]

DONALD L. CORRELL